BY-LAWS

                                       OF

                          BARON INVESTMENT FUNDS TRUST
                      (formerly known as Baron Asset Fund)

                             Dated February 19, 1987

                              REVISED and RESTATED

                              as of April 26, 1999

                          FURTHER REVISED AND RESTATED

                               as of May 15, 2007

                                TABLE OF CONTENTS


                                                                   PAGE


ARTICLE  I  -  DEFINITIONS                                            1

ARTICLE  II  -  OFFICES                                               1
     Section 1.     Principal Office.                                 1
     Section 2.     Other Offices.                                    1

ARTICLE  III  -  SHAREHOLDERS                                         1
     Section 1.     Meetings.                                         1
     Section 2.     Notice of Meetings.                               1
     Section 3.     Record Date for Meetings and Other Purposes.      2
     Section 4.     Proxies.                                          2
     Section 5.     Inspection of Records.                            2
     Section 6.     Action without Meeting.                           2

ARTICLE  IV  - TRUSTEES                                               3
     Section 1.     Meetings of the Trustees.                         3
     Section 2.     Quorum and Manner of Acting.                      3

ARTICLE  V  -  COMMITTEES                                             3
     Section 1.     Executive and Other Committees.                   3
     Section 2.     Meetings, Quorum and Manner of Acting.            4

ARTICLE  VI  - OFFICERS                                               4
     Section 1.     General Provisions.                               4
     Section 2.     Term of Office and Qualifications.                4
     Section 3.     Removal.                                          5
     Section 4.     Chairman of the Board.                            5
     Section 4.1.   Resignation of Chairman of the Board.             5
     Section 4.2.   Removal of the Chairman.                          5
     Section 4.3.   Vacancy of Chairman.                              5
     Section 5.     Powers and Duties of the President.               5
     Section 6.     Powers and Duties of Vice Presidents.             6
     Section 7.     Powers and Duties of the Treasurer.               6
     Section 8.     Powers and Duties of the Secretary.               6
     Section 9.     Powers and Duties of Assistant Officers.          6
     Section 10.    Powers and Duties of Assistant Secretaries.       6
     Section 11.    Compensation of Officers and Trustees and
                    Members of the Advisory Board.                    6

ARTICLE  VII  -  FISCAL YEAR                                          7

ARTICLE  VIII  -  SEAL                                                7

ARTICLE  IX  -  SUFFICIENCY AND WAIVERS OF NOTICE                     7

ARTICLE  X  -  CUSTODY OF SECURITIES                                  8
     Section 1.     Employment of a Custodian.                        8
     Section 2.     Action Upon Termination of Custodian Agreement.   8
     Section 3.     Provisions of Custodian Contract.                 8
     Section 4.     Central Certificate System.                       9
     Section 5.     Acceptance of Receipts in Lieu of Certificates.   9

ARTICLE  XI  -  AMENDMENTS                                            9

ARTICLE  XII  -  MISCELLANEOUS                                        9

                                     BY-LAWS

                                       OF

                          BARON INVESTMENT FUNDS TRUST
                      (formerly known as Baron Asset Fund)



                                    ARTICLE I

                                   DEFINITIONS

     The terms "Administrator", "By-laws", "Commission", "Custodian", "Declaration", "Distributor", "Fund", "His", "Interested Person", "Investment Adviser", "1940 Act", "Person", "Series", "Shareholder", "Shares", "Transfer Agent", "Trust", "Trust Property", "Trustees", and "vote of a majority of the Shares outstanding and entitled to vote", have the respective meanings given them in the Declaration of Trust of Baron Asset Fund dated February 19, 1987, and as amended from time to time.


                                   ARTICLE II

                                     OFFICES

     Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be in the City and State of New York.

     Section 2. Other Offices. The Trust may have offices in such other places without as well as within the State of New York as the Trustees may from time to time determine.


                                   ARTICLE III

                                  SHAREHOLDERS

     Section 1. Meetings. Meetings of the Shareholders shall be held as provided in the Declaration at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate. The holders of a majority of outstanding Shares present in person or by proxy shall constitute a quorum at any meeting of the Shareholders.

     Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust mailed at least ten (10) days and not more than sixty (60) days before the meeting, provided, however, that notice of a meeting need not be given to Shareholders where such notice is not required by the proxy rules of the Commission under the 1940 Act and the Securities and Exchange Act of 1934, as amended. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meetings.

     Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

     Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed of having such control, and such vote may be given in person or by proxy. Any proxy to be voted by Shareholders may be voted by electronic proxy through the Internet or telephonically.

     Section 5. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

     Section 6. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.


                                   ARTICLE IV

                                    TRUSTEES

     Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two (2) days before the meeting, or shall be given in writing and delivered by registered or certified first-class mail, or by telex, telecopy or similar means of same day delivery to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

     Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.


                                    ARTICLE V

                                   COMMITTEES

     Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares to the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a Chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

     Section 2. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

     The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.


                                   ARTICLE VI

                                    OFFICERS

     Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Assistant Treasurers, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

     Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-laws, the President, the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and the Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of the Vice President, Secretary and Treasurer shall not be held by the same person. Except as above provided, any two offices may be held by the same person. Any officer may be but none need be a Trustee or Shareholder.

     Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer without cause by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

     Section 4. Chairman of the Board. The Board of Trustees shall elect from among its members a Chairman of the Board who shall at all times be a trustee who is not an interested person of the Fund as that term is defined by the Investment Company Act of 1940. The Chairman of the Board shall be an officer of the Board but not of the Fund and, as such shall preside over all meetings of the Board of Trustees and shall have such other responsibilities in furthering the Board's functions as may be prescribed from time to time by resolution of the Board. It shall be understood that each Trustee, including the Chairman of the Board, shall have equal responsibility to act in good faith, in a manner which he reasonably believes to be in the interest of the Fund and with the care that an ordinarily prudent person in a like position as trustee would use under similar circumstances. The Chairman shall be elected by the Board of Trustees annually to hold office until his successor shall have been duly elected and shall have qualified, or until his death , or until he shall have resigned, or have been removed as herein provided in these by-laws. Each Trustee, including the Chairman of the Board, shall have one vote.

     Section 4.1. Resignation of Chairman of the Board. The Chairman of the Board may resign at any time by giving written notice of resignation to the Board of Trustees. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.2. Removal of the Chairman. The Chairman of the Board may be removed by the Board of Trustees with or without cause at any time.

     Section 4.3. Vacancy of Chairman. A vacancy in the office of Chairman of the Board, either arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, by the vote of the Board of Trustees.

     Section 5. Powers and Duties of the President. In the absence of the Chairman, the President may call meetings of the Trustees and of any Committee thereof when he deems in necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the

Trustees.

     Section 6. Powers and Duties of the Vice President. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

     Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article X of these By-laws. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 8. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

     Section 9. Powers and Duties of Assistant Officers. In the absence or disability of the Treasurer, any assistant officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each assistant officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer, if any, shall give bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 10. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 11. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of an Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.


                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the Trust shall begin on the first day of October in each year and shall end of the last day of September in each year, provided, however, that the Trustees may from time to time change the fiscal year.


                                  ARTICLE VIII

                                      SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.




                                   ARTICLE IX

                        SUFFICIENCY AND WAIVERS OF NOTICE

     Whenever any notice whatever is required to be given by law, the Declaration or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been given in writing and delivered by registered or certified first-class mail, or by telex, telecopy or similar means or same day delivery for the purposes of theses By- laws when it has been delivered to a representative of any post office, telex, telecopy or other electronic communication company or any other company offering same day delivery with instructions that it be mailed by registered or certified first-class mail, telexed, telecopied or delivered by some other means of same day delivery.

                                    ARTICLE X

                              CUSTODY OF SECURITIES

     Section 1. Employment of a Custodian. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Trustees, who shall fix its remuneration.

     Section 2. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of the majority of the outstanding voting securities, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

     Section 3. Provisions of Custodian Contract. The following provisions shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed:

     The Trustees shall cause to be delivered to the Custodian all securities included in the Trust Property or to which the Trust may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan of securities to another person, or other disposition thereof, all as the Trustees may generally or from time to time require or approve or to a successor Custodian; and the Trustees shall cause all funds included in the Trust Property or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or the return of cash held as collateral for loans of fund securities, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to Shareholders, or for other proper Trust purposes, or to a successor Custodian. Notwithstanding anything to the contrary in these By-laws, upon receipt of proper instructions, which may be standing instructions, the Custodian may deliver funds in the following cases: In connection with repurchase agreements, the Custodian shall transmit, prior to receipt on behalf of the Trust of any securities or other property, funds from the Trust's custodian account to a special custodian approved by the Trustees of the Trust, which funds shall be used to pay for securities to be purchased by the Trust subject to the Trust's obligation to sell and the seller's obligation to repurchase such securities. In such case, the securities shall be held in the custody of the special custodian. In connection with the Trust's purchase or sale of financial futures contracts, the Custodian shall transmit, prior to receipt on behalf of the Trust of any securities or other property, funds from the

     Trust's custodian account in order to furnish to and maintain funds with brokers as margin to guarantee the performance of the Trust's futures obligations in accordance with the applicable requirements of commodities exchanges and brokers.

     Section 4. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

     Section 5. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidences indicating purchases of securities held in book- entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.


                                   ARTICLE XI

                                   AMENDMENTS

     These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by (a) vote of a majority of the Shares outstanding and entitled to vote or (b) by the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-laws, a vote of the Shareholders.


                                   ARTICLE XII

                                  MISCELLANEOUS

     (A) Except as hereinafter provided, no officer or Trustee of the Trust and no partner, officer, director or Shareholder of the Investment Adviser of the Trust (as that term is defined in the Investment Company Act of 1940) or of the underwriter of the Trust, and no Investment Adviser or underwriter of the Trust, shall take long or short positions in the securities issued by the Trust.

          (1) The foregoing provisions shall not prevent the underwriter from purchasing

     Shares from the Trust if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchase for the purpose of filling orders for such Shares received by the underwriter, and provided that orders to purchase from the Trust are entered with the Trust or the Custodian promptly upon receipt by the underwriter of purchase orders for such Shares, unless the underwriter is otherwise instructed by its customer.

          (2) The foregoing provision shall not prevent the underwriter from purchasing Shares of the Trust as agent for the account of the Trust.

          (3) The foregoing provisions shall not prevent the purchase from the Trust or from the underwriter of Shares issued by the Trust, by an officer, or Trustee of the Trust or by any partner, officer, director or Shareholder of the Investment Adviser of the Trust or of the underwriter of the Trust at the price available to the public generally at the moment of such purchase, or as described in the then currently effective Prospectus of the Trust.

          (4) The foregoing shall not prevent the Investment Adviser, or any affiliate thereof, of the Trust from purchasing Shares prior to the effectiveness of the first registration statement relating to the Shares under the Securities Act of 1933.

     (B) The Trust shall not lend assets of the Trust to any officer or Trustee of the Trust, or to any partner, officer, director or Shareholder of, or person financially interested in, the Investment Adviser of the Trust, or the underwriter of the trust, or to the Investment Adviser of the Trust or to the underwriter of the Trust.

     (C) The Trust shall not impose any restrictions upon the transfer of the Shares of the Trust except as provided in the Declaration or as may be required to comply with federal or state securities laws, but this requirement shall not prevent the charging of customary transfer agent fees.

     (D) The Trust shall not permit any officer or Trustee of the Trust, or any partner, officer or director of the Investment Adviser, Administrator or underwriter of the Trust to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or partners, officers or directors of the Investment Adviser, Administrator or underwriter of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors or otherwise financially interested in the Investment Adviser, Administrator or underwriter of the Trust; (b) purchases or sales of securities or other property by the Trust from or to an affiliated person or to the Investment Adviser, Administrator or underwriter of the Trust if such transaction is not prohibited by or is exempt from the applicable provisions of the 1940 Act; (c) purchases of investments for any Series of the Trust or sales of investments owned by any Series of the Trust through a security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment

Adviser, Administrator or underwriter of the Trust, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (d) employment of legal counsel, registrar, Transfer Agent, dividend disbursing agent or Custodian who is, or has a partner, shareholder, officer, or director who is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser, Administrator or underwriter of the Trust, if only customary fees are charged for services to the Trust; (e) sharing statistical research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser, Administrator or underwriter of the Trust, is an officer or director or otherwise financially interested.

                                 END OF BY-LAWS